EXHIBIT 1.1


Form 1 Business Corporations Act, 1982

Ministry of Consumer and Commercial Relations, Ontario             Ontario
Certificate                                                        Corporation #
This is to certify that these articles are effective on            562022
August 19, 1983

Articles of Incorporation
1. The name of the corporation is:  Transway Explorations Inc.
2. The address of the registered office is: 45 Richmond Street West, #1205, Toronto, Ontario M5H 1Z2
   Name of Municipality: City of Toronto in the Municipality of Metropolitan Toronto
3. Number (or minimum and maximum number) of directors is:
   Minimum:  two (2)
   Maximum:  Three (3)
4. The first director(s) is/are:
   William P. Dickie 21 Hilltop  Road,  Toronto,  Ontario M2C 3C8
   (resident of Canada)
   Norman Edward Heard 80 St. Clair Ave E. #905, Toronto, Ontario M4T 1N7 (resident of Canada)
5. Restriction, if any, on the business the corporation may carry on or on powers the corporation may exercise. There are no such restrictions.
6. The classes and any maximum number of shares that the corporation is authorized to issue. Ten million (10,000,000) common shares without par value, and one million (1,000,000) preference shares.
7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
   (a) Provided that the special shares (hereinafter called the "Preference Shares") shall have attached thereto the following:
   (1) The Preference Shares shall be designated as redeemable, voting, non-participating shares.
   (2) No dividends at any time shall be declared, set aside or paid on the Preference Shares.
   (3) In the event of the liquidation, dissolution or winding up of the corporation or other distribution of assets of property of the corporation among shareholders for the purpose of winding up its affairs the holders of the Preference Shares shall be entitled to receive from the assets and property of the corporation a sum equivalent to the consideration paid to the corporation for the issuance of the Preference Shares held by them respectively before any amount shall be paid or any property or assets of the corporation distributed to the holder of any common shares or shares of any other class ranking junior to the Preference Shares. After payment to the holders of the Preference Shares of the amount so payable to them as above provided they shall not be entitled to share in any further distribution of the assets or property of the corporation.

   (4) The Preference Shares shall be issued only for cash and may, if authorized by the directors of the corporation, be accompanied by warrants to purchase common shares in the capital of the corporation on the basis of one warrant for each Preference Share.
   (5) In the event that warrants to purchase common shares in the capital of the corporation which accompanied Preference Shares, are exercised, the Preference Shares which such warrants accompanied shall be redeemed.
   (6) The Preference Shares shall be redeemable in accordance with the provisions set forth in Clause 7 hereof, upon notice by the corporation, on payment for each share to be redeemed of the par value thereof.
   (7) Subject to the provisions of Clause 5 hereof, the corporation may not redeem the Preference Shares or any of them prior to the expiration of five (5) years from the respective dates of issuance thereof, without the prior consent of the holders of the Preference Shares to be redeemed. The corporation shall redeem all the then-outstanding Preference Shares five (5) years from the respective dates of issue of the Preference Shares.
   (8) The corporation may at any time or times purchase for cancellation all or any part of the Preference Shares outstanding from time to time from the holders thereof, at a price not exceeding the price paid to the corporation therefor, with the consent of the holders thereof.
   (9) The holders of the Preference Shares shall be entitled to receive notice of and attend all meetings of shareholders of the corporation and shall have one (1) vote for each Preference Share held at all meetings of the shareholders of the corporation.
        (b) Provided that the transfer of shares of the corporation shall be restricted in that no shareholder shall be entitled to sell, assign, transfer or otherwise dispose of any Preference Share or Preference Shares without the prior written consent of The Ontario Securities Commission.
   8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows: there is no restriction with respect to the issue, transfer or ownership of common shares.
   9.   Other provisions, if any, are: there are no other provisions.
   10. The names and addresses of the incorporators are: William P. Dickie 21 Hilltop Road Toronto, Ontario M2C 3C8 and Norman Edward Heard 80 St. Clair Ave E. #905, Toronto, Ontario M4T 1N7.

These articles are signed in duplicate.

(signed)                                (signed)
William P. Dickie                       Norman Edward Heard








Form 3 Business Corporations Act, 1982

Ministry of Consumer and Commercial Relations, Ontario             Ontario
Certificate                                                        Corporation #
This is to certify that these articles are effective on            562022
 June 1, 1984

Articles of Amendment

1. The present name of the corporation is:  Transway Explorations Inc.
2. The name of the corporation is changed to (if applicable):  n/a
3. Date of incorporation/amalgamation:  August 19, 1983
4. The articles of the corporation are amended as follows:
   Be it Resolved That:
   1. The Company be and it is hereby authorized to amend its Articles of Incorporation by:
   (a) deleting from the Articles the restriction on the number of common shares without par value;
   (b) deleting from the Articles the restriction on the number of preference shares without par value;
   (c) declaring that the preference shares of the Company consist of two classes of shares:
       (i) an unlimited number of Class A Special Shares without par value, issuable in series;
       (ii) an unlimited number of Class B Special Shares without par value;
   (d) after giving effect to the foregoing, declaring that after such increase the capital of the Company shall consist of:
       (i) an unlimited number of common shares without par value of which 790,003 have been issued and are outstanding as fully paid and non-assessable;
       (ii) an unlimited number of Class A Special Shares without par value of which none have been issued;
       (iii)an unlimited number of Class B Special Shares without par value of which 500,000 have been issued and are outstanding as fully paid and non-assessable.
   (e) determining that the minimum number of directors shall be 3 and the maximum number of directors shall be 7 and the number of directors to be elected at annual meetings of shareholders shall be such number as shall be determined from time to time by resolution of the directors.
   2. Any director or officer of the Company be and he is hereby authorized and directed on behalf of the Company to deliver Articles of Amendment in duplicate to the Ministry of Consumer Relations and to sign and execute all documents and to do all such things necessary or advisable in connection with the foregoing.

Class A Special Shares

(a) the Class A Special Shares without par value (which class is hereinafter referred to as the "Class A Special Shares") shall, as a class, have attached thereto the following:









(i) the Class A Special Shares may from time to time be issued in one or more series and, subject to the following provision, and subject to the sending of Articles of Amendment in prescribed form, and the endorsement thereon of a Certificate of Amendment in respect thereof, the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Class A Special Shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions;
(ii) the Class A Special Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution, or winding up or the Corporation whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the Class A Special Shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the Class A Special Shares. The Class A Special Shares of any series may also be given such other preferences, not inconsistent with these articles, over the common shares and any other shares of the Corporation ranking junior to such Class A Special Shares as may be fixed in accordance with clause (a) (i);
(iii) if any cumulative dividends or amounts payable on the return of capital in respect to the series of Class A Special Shares are not paid in full, all series of Class A Special Shares shall participate rateably in respect to such dividends and return of capital;
(iv) the Class A Special Shares of any series may be made convertible into common shares;
(v) unless the directors otherwise determine in the Articles of Amendment designating a series, no holder of Class A Special Shares shall be entitled to receive notice of, attend, be represented at or vote in respect thereof at any annual or special meeting of the Corporation unless the meeting is convened for considering the winding up of the Corporation, the amalgamation of the Corporation with another corporation or corporations or sanction the sale of all or substantially all of its assets or undertaking or other events specified in the Act, in any of which events each holder of Class A Special Shares shall have one (1) vote for each such share held;
(vi) the holders of Class A Special Shares shall not be entitled to vote separately as a class or series upon a proposal, and shall not be
       entitled  to  dissent   pursuant  to  section   184(2)  of  the  Business
       Corporations Act, 1982 (or any other statutory provision of like or similar effect from time to time in force) in respect to a resolution at amend the Articles of the Corporation to;
       (a) increase or decrease any maximum number of





           authorized Class A Special Shares or any series thereof, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the Class A Special Shares or any series thereof;
       (b) effect an exchange, reclassification or cancellation of the Class A Special Shares or any series thereof; or
       (c) create a new class or series of shares equal or superior to the Class A Special Shares or any series thereof,
(vii) provided that the holders of Class A Special Shares shall be entitled to receive notice of meeting of common shareholders called for the purpose of authorizing an amendment to the Articles of the Corporation of the nature referred to above.

Class B Special Shares

(a) the Class B Special shares without par value shall be designated as redeemable, voting, non-participating Class B Special Shares without par value;
(b) no dividends at any time shall be declared, set aside or paid on the Class B Special Shares;
(c) in the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets or property of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Class B Special Shares shall be entitled to receive from the assets and property of the Corporation, a sum equivalent to the aggregate of the amount paid up on the Class B Special Shares held by them respectively before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any common shares or shares of any other class ranking junior to the Class B Special Shares. After payment to the holders of the Class B Special Shares of the amount so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation;
(d) the Class B Special Shares shall be redeemable at any time at the option of the Corporation without the consent of the holders thereof on payment for each Class B Special Shares to be redeemed of the amount paid up thereon. In the case of redemption of Class B Special Shares, the Corporation shall at least 30 days before the date specified for redemption, mail to each person who at the date of mailing is a registered holder of Class B Special Shares to be redeemed, a notice in writing of the intention of the Corporation to redeem such Class B Special Shares. Such notice shall be mailed by letter, postage prepaid, addressed to each such shareholder at his address as it appears on the records of the Corporation or in the event of the address of any such shareholders not so appearing, then to the last known address of such shareholder; provided, however, that accidental failure to give any such notice to one (1) or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date on which redemption is to take place, and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Class B Special Shares to be redeemed, the redemption price thereof on presentation and surrender at the head office of the Corporation or any other place designated in such notice of certificated representing the Class B Special Shares called for redemption. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in any such notice, the holders thereof shall not be entitled to exercise any of the rights of Class B Special Shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the Class B Special Shareholders shall remain unaffected. The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Class B Special Shares to deposit the redemption price of the shares so called for redemption or of such of the said Class B Special Shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account in any chartered bank or trust company in Canada named in such notice, to be paid without interest to or to the order of the respective holders of such Class B Special Shares called for redemption upon representation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the date specified for redemption in such Notice whichever is the later, the Class B Special Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or redemption date as the case may be shall be limited to receiving, without interest, their proportionate part of the total redemption price so deposited against presentation and surrender of the certificates held by them respectively;
(e) the holders of the Class B Special Shares shall be entitled to receive notice of and to attend at all meetings of shareholders of the Corporation and shall be entitled to one (1) vote thereat for each Class B Special Share held at all meeting of the shareholders of the Corporation;

Common Shares
The holders of the common shares are entitled to one (1) vote per share at all meetings of shareholders and to receive the property of the Corporation upon a dissolution.
5. The amendment has been duly authorized as required by Sections 167 of the Business Corporations Act.
6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on May 31, 1984.

These articles are signed in duplicate.

Transway Explorations Inc.                      By:  President
                                                     Secretary









Form 3 Business Corporations Act

Ministry of Consumer and Commercial Relations, Ontario            Ontario
Certificate                                                       Corporation #
This is to certify that these articles are effective on           562022
July 7, 1993

Articles of Amendment

1. The present name of the corporation is:  Transway Explorations Inc.
2. The name of the corporation is changed to (if applicable): Transway Capital Inc.
3. Date of incorporation/amalgamation:  August 19, 1983
4. The articles of the corporation are amended as follows:
    (1) the name of the Corporation is changed to Transway Capital Inc.; and
    (2) the issued and outstanding common shares of the Corporation are consolidated on the basis of one (1) new common share for every seven
        (7) common shares.
5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.]
6. The resolution authorizing the amendment was approved by the shareholders of the corporation on July 7, 1993.

These articles are signed in duplicate.

Transway Explorations Inc.                      By:  President










Form 3 Business Corporations Act

Ministry of Consumer and Commercial Relations, Ontario             Ontario
Certificate                                                        Corporation #
This is to certify that these articles are effective on            562022
February 6, 1997

Articles of Amendment

1. The present name of the corporation is:  Transway Capital Inc.
2. The name of the corporation is changed to (if applicable): Dura Products International Inc.
3. Date of incorporation/amalgamation:  August 19, 1983
4. The articles of the corporation are amended as follows:
   (1)  the  name  of  the Corporation is changed to Dura Products International
        Inc.
5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.
6. The resolution authorizing the amendment was approved by the shareholders of the corporation on May 30, 1996.

These articles are signed in duplicate.

Transway Capital Inc.                           By:  Chief Financial Officer